Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)


Pursuant to section 906 of the Sarbanes Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Vital Products Inc, a Delaware corporation
(the "Company"), does hereby certify, to such officer's knowledge, that:

The annual report on Form 10-K for the year ended July 31, 2011 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: November 14, 2011


By: /s/ Michael Levine
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Michael Levine, Chief Executive Officer,
Principal Executive Officer, President,
Chairman of the Board and Director



By: /s/ Michael Levine
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Michael Levine, Chief Financial Officer,
Principal Financial Officer and
Principal Accounting Officer

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